                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT 1934

      Date of Report (date of earliest event reported): September 30, 2005

                                 PACIFICNET INC.
                                 ---------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

       000-24985                                           91-2118007
(Commission File Number)                       (IRS Employer Identification No.)

                  601 NEW BRIGHT BUILDING, 11 SHEUNG YUET ROAD,
                         KOWLOON BAY, KOWLOON, HONG KONG
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip Code)

                                011-852-2876-2900
--------------------------------------------------------------------------------
               (Registrant's telephone number including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


On September 30, 2005, the Registrant, through its wholly-owned subsidiary PacificNet Strategic Investment Holdings Limited ("PacificNet Holdings"), entered into a definitive agreement to purchase 51% interest in Hitching International Corporation ("HIC"), a provider of DRTV infomercial marketing company for financial advisory services in China.

PacificNet Holdings agreed to purchase 775,000 ordinary shares and 255,000 preferred shares (the "Sale Shares") of HIC from Lion Zone Holdings Limited (the "Sellers") and PacificNet Holdings agreed to subscribe 500,000 newly issued ordinary shares (the "Subscription Shares") from HIC, which together with the Sale Shares, being 1,530,000 or 51% of the 3,000,000 entire outstanding shares of HIC. The purchase price for 51% of HIC is an aggregate of US$10.2 million:
US$2.1 million in cash to the Seller, US$1.5 million in cash to HIC, and US$6.6 million in shares (approximately 825,000 shares) of the Registrant's common stock valued at $8 per share. The purchase price is payable upon achievement of certain quarterly earn-out targets based on net profits, through the issuance of 825,000 shares of common stock of the Registrant. The closing of the transaction is subject to the completion of customary closing conditions and is expected to occur on or prior to October 31, 2005.

HIC is headquartered in Shenzhen China with more than 600 employees mostly working in its DRTV infomercial telemarketing call center with about 400 phone lines and occupies about 35,000 sq. feet. HIC offers a wide range of financial advisory services such as via DRTV infomercials through satellite and cable TV broadcasting, web portals and internet-based subscription of video streaming, interactive voice response (IVR) services via fixed and mobile phones. HIC rents 30-min TV programming time slots from the leading satellite and cable TV channels in China to air its infomercials, which advertises its DRTV hotline phone number for audience to call back to its large call centers to make product inquiry and place orders. HIC typically produces its own infomercial show at its own studio production facility with direct satellite upload broadcast link provided by four leading satellite TV broadcasters in China.

The information in this Report, including the exhibit, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

      Exhibit No.          Description
      -----------          -----------

          99.1             Press Release, dated October 3, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PACIFICNET INC.


                                            By:  /s/ Victor Tong
                                                 -------------------------------
                                                 Name: Victor Tong
                                                 Title: President

Dated: October 6, 2005

                                  EXHIBIT INDEX

       Exhibit No.         Description
       -----------         -----------

          99.1             Press Release, dated October 3, 2005.